UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC, 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported: October 25, 2007)

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INNOPHOS HOLDINGS, INC.

(exact names of registrants as specified on their charters)

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Delaware	001-33124	20-1380758
(states or other jurisdictions of incorporation)	(Commission File numbers)	(IRS Employer Identification Nos.)

259 Prospect Plains Road

Cranbury, New Jersey 08512

(Address of Principal Executive Officer, including Zip Code)

(609) 495-2495

(Registrants' Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 5.02 Departure of Directors or Certain officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 22, 2007, the Registrant granted non-qualified options to purchase shares of its Common Stock and awarded target performance shares (contingent rights to obtain shares of Common Stock) for a performance cycle ended 2010 under its 2006 Long Term Equity Incentive Plan, or 2006 LTEIP, to certain of its employees, including persons who were "named executives" in the Registrant's Proxy Statement for its 2007 Annual Meeting of Stockholders.  The named executive recipients and their grants/awards were as follows:

Name and Title	Number of Options	Per Share Option Price	Number of Target Performance Shares
Randolph Gress, Chief Executive Officer and President	59,000	15.20	15,000
Richard Heyse, Vice President & Chief Financial Officer	20,000	15.20	5,000
Jose Gonzalez, General Manager, Mexico	12,000	15.20	3,000
William Farran, Vice President & General Counsel	16,000	15.20	4,500
Joseph Golowski, Vice President, Sales & Distribution	10,000	15.20	2,700

The 2006 LTEIP was described in the Registrant's Proxy Statement for its 2007 Annual Meeting of Stockholders, although at that time no grants or awards had been made under the plan. In general, the options, all of which were granted at fair market value as required under the 2006 LTEIP, will be outstanding for up to ten years from date of grant and will vest (and first become exercisable) ratably over the next three years on each of the succeeding anniversaries of the grant date. The number of performance shares to be earned can range from 0.5x (threshold) to 2.0 x (maximum) of the number of target shares awarded depending on the extent to which the performance measure for the cycle, which is Return on Invested Capital, or ROIC, as defined, is met by the Registrant. Continued service through the cycle is required to earn the award with specified exceptions. The form of Award Agreement pursuant to which the grants and awards are being made is filed as Exhibit 99.1 to this Current Report on Form 8-K.

EXHIBIT NO.	DESCRIPTION
99.1	Form of Award Agreement under 2006 Long Term Equity Incentive Plan of Registrant.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

Dated: October 25, 2007	By:	/s/ William N. Farran
	Name:	William N. Farran
	Title:	Vice President, General Counsel and Corporate Secretary

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